Exhibit 99.1

FOR IMMEDIATE RELEASE	November 2, 2023

Teleflex Reports Third Quarter Financial Results and Full Year 2023 Outlook

Wayne, PA -- Teleflex Incorporated (NYSE: TFX) (the “Company”) today announced financial results for the third quarter ended October 1, 2023.

Third quarter financial summary
•Revenues of $746.4 million, up 8.7% compared to the prior year period; up 7.4% on a constant currency basis

•GAAP diluted EPS from continuing operations of $2.91, compared to $2.16 in the prior year period

•Adjusted diluted EPS from continuing operations of $3.64, compared to $3.27 in the prior year period

2023 guidance summary
•Narrowing GAAP revenue growth guidance to 6.25% to 6.45%

•Raising constant currency revenue growth guidance range to 6.4% to 6.6%

•Raising GAAP EPS from continuing operations guidance to $7.95 to $8.15

•Narrowing adjusted diluted EPS from continuing operations guidance to $13.30 to $13.50

"Following a strong first half performance, our third quarter built upon Teleflex’s durable growth profile with a 7.4% constant currency revenue increase year-over-year. We witnessed stability in surgical procedures, continued strength in our Asia Pacific market, and healthy increases in our Interventional and OEM businesses" said Liam Kelly, Teleflex's Chairman, President and Chief Executive Officer. "We also recently completed our acquisition of Palette Life Sciences AB, which will enable our Interventional Urology business unit to bring urologists, radiation oncologists, and other specialists more innovative technologies that can positively impact patient care. Our updated constant currency growth guidance reflects the stronger than expected performance over the nine-months of 2023. In addition, the guidance includes the expected contribution from our acquisition of Palette partly offset by a loss of revenue from the termination of the manufacturing transition services agreement associated with the divestiture of certain respiratory assets to Medline, which is now expected to occur earlier than originally planned.”

NET REVENUE BY SEGMENT
The following table provides information regarding net revenues in each of the Company's reportable operating segments for the three and nine months ended October 1, 2023 and September 25, 2022 on both a GAAP and constant currency basis.

	Three Months Ended		% Increase / (Decrease)
	October 1, 2023	September 25, 2022	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Americas	$428.2	$405.1	5.7%	0.2%	5.5%
EMEA	142.7	128.4	11.1%	7.1%	4.0%
Asia	93.2	82.0	13.6%	(3.5)%	17.1%
OEM	82.3	71.3	15.5%	1.5%	14.0%
Consolidated	$746.4	$686.8	8.7%	1.3%	7.4%

	Nine Months Ended		% Increase / (Decrease)
	October 1, 2023	September 25, 2022	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Americas	$1,264.7	$1,195.7	5.8%	—%	5.8%
EMEA	433.9	410.5	5.7%	0.8%	4.9%
Asia	258.6	227.8	13.5%	(5.9)%	19.4%
OEM	243.4	199.0	22.4%	0.5%	21.9%
Consolidated	$2,200.6	$2,033.0	8.2%	(0.5)%	8.7%

NET REVENUE BY GLOBAL PRODUCT CATEGORY
The following table provides information regarding net revenues in each of the Company's global product categories for the three and nine months ended October 1, 2023 and September 25, 2022 on both a GAAP and constant currency basis.

	Three Months Ended		% Increase / (Decrease)
	October 1, 2023	September 25, 2022	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Vascular Access	$169.9	$167.1	1.7%	1.4%	0.3%
Interventional	134.1	108.7	23.3%	0.9%	22.4%
Anesthesia	97.6	97.6	—%	1.3%	(1.3)%
Surgical	112.8	93.1	21.1%	0.5%	20.6%
Interventional Urology	73.6	79.0	(6.8)%	—%	(6.8)%
OEM	82.3	71.3	15.5%	1.5%	14.0%
Other	76.1	69.9	8.8%	3.5%	5.3%
Consolidated	$746.4	$686.8	8.7%	1.3%	7.4%

	Nine Months Ended		% Increase / (Decrease)
	October 1, 2023	September 25, 2022	Reported Revenue Growth	Currency Impact	Constant Currency Revenue Growth
Vascular Access	$521.3	$497.2	4.9%	(0.4)%	5.3%
Interventional	375.8	319.9	17.5%	(0.6)%	18.1%
Anesthesia	291.8	289.2	0.9%	(0.3)%	1.2%
Surgical	317.8	282.5	12.5%	(1.6)%	14.1%
Interventional Urology	226.8	233.7	(2.9)%	(0.1)%	(2.8)%
OEM	243.4	199.0	22.4%	0.5%	21.9%
Other	223.7	211.5	5.7%	0.2%	5.5%
Consolidated	$2,200.6	$2,033.0	8.2%	(0.5)%	8.7%

OTHER FINANCIAL HIGHLIGHTS
•Depreciation expense, amortization of intangible assets and deferred financing charges for the nine months ended October 1, 2023 totaled $180.5 million compared to $174.1 million for the prior year period.
•Cash and cash equivalents at October 1, 2023 were $881.5 million compared to $292.0 million at December 31, 2022.
•Net accounts receivable at October 1, 2023 were $425.2 million compared to $408.8 million at December 31, 2022.
•Inventories at October 1, 2023 were $625.1 million compared to $578.5 million at December 31, 2022.

2023 OUTLOOK
The Company narrowed its full year 2023 GAAP revenue growth outlook to 6.25% to 6.45%, reflecting our estimate of an approximately 0.15% negative impact of foreign exchange rate fluctuations. On a constant currency basis, the Company increased its full year 2023 revenue growth outlook of 6.40% to 6.60% year-over-year.

The Company raised its full year 2023 GAAP diluted earnings per share from continuing operations guidance to $7.95 to $8.15. The Company narrowed its 2023 adjusted diluted earnings per share from continuing operations guidance to $13.30 to $13.50, representing growth of 1.8% to 3.4% year-over-year.

Forecasted 2023 Constant Currency Revenue Growth Reconciliation

	Low	High
Forecasted 2023 GAAP revenue growth	6.25%	6.45%
Estimated impact of foreign currency exchange rate fluctuations	(0.15)%	(0.15)%
Forecasted 2023 constant currency revenue growth	6.40%	6.60%

Forecasted 2023 Adjusted Diluted Earnings Per Share From Continuing Operations Reconciliation

	Low	High
Forecasted GAAP diluted earnings per share from continuing operations	$7.95	$8.15
Restructuring, restructuring related and impairment items, net of tax	$0.61	$0.61
Acquisition, integration and divestiture related items, net of tax	$(0.29)	$(0.29)
Other items, net of tax	$0.11	$0.11
Pension termination and related charges, net of tax	$0.80	$0.80
ERP Implementation, net of tax	$0.05	$0.05
MDR, net of tax	$0.60	$0.60
Intangible amortization expense, net of tax	$3.47	$3.47
Forecasted adjusted diluted earnings per share from continuing operations, net of tax	$13.30	$13.50

CONFERENCE CALL WEBCAST AND ADDITIONAL INFORMATION
A webcast of Teleflex's third quarter 2023 investor conference call can be accessed live from a link on the Company's website at teleflex.com. The call will begin at 8:00 am ET on November 2, 2023.

An audio replay of the investor call will be available beginning at 11:00 am ET on November 2, 2023, either on the Teleflex website or by telephone. The call can be accessed by dialing 1 800 770 2030 (U.S.) or 1 647 362 9199 (all other locations). The confirmation code is 87648.

ADDITIONAL NOTES
References in this release to the impact of foreign currency exchange rate fluctuations on adjusted diluted earnings per share include both the impact of translating foreign currencies into U.S. dollars and the impact of foreign currency exchange rate fluctuations on foreign currency denominated transactions.

In the discussion of segment results, "new products" refers to products for which we initiated commercial sales within the past 36 months and "existing products" refers to products we have sold commercially for more than 36 months.

Certain financial information is presented on a rounded basis, which may cause minor differences. Segment results and commentary exclude the impact of discontinued operations.

NOTES ON NON-GAAP FINANCIAL MEASURES
We report our financial results in accordance with accounting principles generally accepted in the United States, commonly referred to as “GAAP.” In this press release, we provide supplemental information, consisting of the following non-GAAP financial measures: constant currency revenue growth and adjusted diluted earnings per share. These non-GAAP measures are described in more detail below. Management uses these financial measures to assess Teleflex’s financial performance, make operating decisions, allocate financial resources, provide guidance on possible future results, and assist in its evaluation of period-to-period and peer comparisons. The non-GAAP measures may be useful to investors because they provide insight into management’s assessment of our business, and provide supplemental information pertinent to a comparison of period-to-period results of our ongoing operations. The non-GAAP financial measures are presented in addition to results presented in accordance with GAAP and should not be relied upon as a substitute for GAAP financial measures. Moreover, our non-GAAP financial measures may not be comparable to similarly titled measures used by other companies.

Tables reconciling changes in historical constant currency net revenues to historical GAAP net revenues are set forth above under “Net Revenue by Segment" and "Net Revenue by Global Product Category". Tables reconciling historical adjusted diluted earnings per share from continuing operations to historical GAAP diluted earnings per share from continuing operations are set forth below.

Constant currency revenue growth: This non-GAAP measure is based upon net revenues, adjusted to eliminate the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. The impact of changes in foreign currency may vary significantly from period to period, and such changes generally are outside of the control of our management. We believe that this measure facilitates a comparison of our operating performance exclusive of currency exchange rate fluctuations that do not reflect our underlying performance or business trends.

Adjusted diluted earnings per share: This non-GAAP measure is based upon diluted earnings per share from continuing operations, the most directly comparable GAAP measure, adjusted to exclude, depending on the period presented, the items described below. Management does not believe that any of the excluded items are indicative of our underlying core performance or business trends.

Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with the restructuring program.  Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. Impairment charges occur if, due to events or changes in circumstances, we determine that the carrying value of an asset exceeds its fair value. Impairment charges do not directly affect our liquidity, but could have a material adverse effect on our reported financial results.

Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions.  These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with loan facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales.  Depending primarily on the terms of a divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities.

Other - These are discrete items that occur sporadically and can affect period-to-period comparisons.

Pension termination and related charges - These adjustments represent charges associated with the planned termination of the Teleflex Incorporated Retirement Income Plan, a frozen U.S. defined benefit pension plan, and related direct incremental costs. These charges and costs do not represent normal and recurring operating expenses, will be inconsistent in amounts and frequency, and are not expected to recur once the plan termination process has been completed. Accordingly, management has excluded these amounts to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

European medical device regulation - The European Union (“EU”) has adopted the EU Medical Device Regulation (“MDR”), which replaces the existing Medical Devices Directive (“MDD”) and imposes more stringent requirements for the marketing and sale of medical devices in the EU, including requirements affecting clinical evaluations, quality systems and post-market surveillance.  The MDR requirements became effective in May 2021, although certain devices that previously satisfied MDD requirements can continue to be marketed in the EU until May 2024, subject to certain limitations. Significantly, the MDR will require the re-registration of previously approved medical devices.  As a result, Teleflex will incur expenditures in connection with the new registration of medical devices that previously had been registered under the MDD. Therefore, these expenditures are not considered to be ordinary course expenditures in connection with regulatory matters (in contrast, no adjustment has been made to exclude expenditures related to the registration of medical devices that were not registered previously under the MDD).

Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

ERP implementation - These adjustments represent direct and incremental costs incurred in connection with our implementation of a new global enterprise resource planning ("ERP") solution and related IT transition costs. An implementation of this scale is a significant undertaking and will require substantial time and attention of management and key employees. The associated costs do not represent normal and recurring operating expenses and will be inconsistent in amounts and frequency making it difficult to contribute to a meaningful evaluation of our operating performance.

Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law or certain other discrete changes affecting our deferred tax liability.

Reconciliation of Consolidated Statement of Income Items (Dollars in millions, except per share data)

Three Months Ended October 1, 2023
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.8%	28.6%	5.0%	22.1%	$149.6	$11.9	8.0%	$2.91
Adjustments
Restructuring, restructuring related and impairment items (A)	0.5	—	—	0.6	4.7	0.7		0.08
Acquisition, integration and divestiture related items (B)	—	2.0	—	(2.0)	(14.8)	0.2		(0.32)
ERP implementation	—	—	—	—	0.3	0.1		0.00
MDR	—	—	(0.8)	0.8	5.7	—		0.12
Intangible amortization expense	3.1	(2.6)	—	5.7	41.6	2.1		0.85
Tax adjustments	—	—	—	—	—	—		—
Adjustments total	3.6	(0.6)	(0.8)	5.1	37.5	3.1		0.73
Adjusted basis	59.4%	28.0%	4.2%	27.2%	$187.1	$15.0	8.0%	$3.64

Three Months Ended September 25, 2022
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	54.4%	30.5%	5.5%	19.3%	$119.2	$17.3	14.5%	$2.16
Adjustments
Restructuring, restructuring related and impairment items (A)	1.0	—	—	1.1	7.5	0.5		0.15
Acquisition, integration and divestiture related items (B)	—	(0.2)	—	(0.8)	(5.2)	(1.4)		(0.08)
ERP Implementation	—	—	—	—	—	—		—
MDR	—	—	(1.3)	1.3	8.8	—		0.19
Intangible amortization expense	3.3	(2.6)	—	6.0	40.9	1.5		0.83
Tax adjustments	—	—	—	—	—	(1.1)		0.02
Adjustments total	4.3	(2.8)	(1.3)	7.6	52.0	(0.5)		1.11
Adjusted basis	58.7%	27.7%	4.2%	26.9%	$171.2	$16.8	9.8%	$3.27

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

Totals may not sum due to rounding.

Nine Months Ended October 1, 2023
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	55.2%	30.4%	5.4%	19.3%	$374.0	$47.7	12.7%	$6.90
Adjustments
Restructuring, restructuring related and impairment items (A)	0.9	—	(0.1)	1.3	27.5	4.2		0.49
Acquisition, integration and divestiture related items (B)	—	0.9	—	(0.9)	(19.3)	0.3		(0.41)
ERP Implementation	—	(0.1)	—	0.1	2.8	0.7		0.05
MDR	—	—	(1.1)	1.1	23.6	—		0.50
Intangible amortization expense	3.2	(2.6)	—	5.6	125.3	6.2		2.51
Tax adjustments	—	—	—	—	—	(4.8)		0.10
Adjustments total	4.1	(1.8)	(1.2)	7.2	159.9	6.6		3.24
Adjusted basis	59.3%	28.6%	4.2%	26.5%	$533.9	$54.3	10.2%	$10.14

Nine Months Ended September 25, 2022
	Gross margin	Selling, general and administrative expenses (1)	Research and development expenses (1)	Operating margin (2)	Income before income taxes	Income tax expense	Effective income tax rate	Diluted earnings per share from continuing operations
GAAP Basis	54.5%	31.0%	5.5%	18.3%	$336.5	$51.7	15.4%	$6.02
Adjustments
Restructuring, restructuring related and impairment items (A)	1.1	—	—	1.2	25.3	2.3		0.49
Acquisition, integration and divestiture related items (B)	—	(0.1)	—	(0.2)	(4.5)	(1.4)		(0.07)
ERP Implementation	—	—	—	—	—	—		—
MDR	—	—	(1.5)	1.4	29.4	—		0.62
Intangible amortization expense	3.3	(2.7)	—	6.0	122.0	4.6		2.48
Tax adjustments	—	—	—	—	—	—		—
Adjustments total	4.4	(2.8)	(1.5)	8.4	172.2	5.5		3.52
Adjusted basis	58.9%	28.2%	4.0%	26.7%	$508.7	$57.2	11.2%	$9.54

Notes: (1) Selling, general and administrative expenses and research and development expenses are shown as a percentage of net revenues.
(2) Operating margin defined as Income from continuing operations before interest, loss on extinguishment of debt and taxes as a percentage of net revenues.

Totals may not sum due to rounding.

Tickmarks to Reconciliation Tables
(A)Restructuring, restructuring related and impairment items – For the three months ended October 1, 2023, pre-tax restructuring charges were $0.2 million and restructuring related charges were $4.5 million. For the three months ended September 25, 2022, pre-tax restructuring charges were $0.6 million and restructuring related charges were $6.9 million. For the nine months ended October 1, 2023, pre-tax restructuring charges were $4.0 million and restructuring related charges were $23.6 million. For the nine months ended September 25, 2022, pre-tax restructuring charges were $1.5 million; restructuring related charges were $22.4 million, and impairment charges were $1.5 million.
(B)Acquisition, integration and divestiture related items – For the three months ended October 1, 2023, these credits and charges primarily related to a credit recognized due to a decrease in contingent consideration expense resulting from changes in the estimated fair value of our contingent consideration and charges associated with the acquisition of Palette Life Sciences AB. For the three months ended September 25, 2022, these charges related to the acquisition of Standard Bariatrics, Inc. and the gain related to a sale of a building. For the nine months ended October 1, 2023, these credits and charges primarily related to a credit recognized due to a decrease in contingent consideration expense resulting from changes in the estimated fair value of our contingent consideration and charges associated with the acquisition of Palette Life Sciences AB. For the nine months ended September 25, 2022, these charges related to the acquisition of Standard Bariatrics, Inc., the divestiture of respiratory assets, and the gain related to a sale of a building.

ABOUT TELEFLEX INCORPORATED

Teleflex is a global provider of medical technologies designed to improve the health and quality of people’s lives. We apply purpose driven innovation - a relentless pursuit of identifying unmet clinical needs - to benefit patients and healthcare providers. Our portfolio is diverse, with solutions in the fields of vascular access, interventional cardiology and radiology, anesthesia, emergency medicine, surgical, urology and respiratory care. Teleflex employees worldwide are united in the understanding that what we do every day makes a difference. For more information, please visit teleflex.com.
Teleflex is the home of Arrow®, Deknatel®, LMA®, Pilling®, QuikClot®, Rusch®, UroLift® and Weck® - trusted brands united by a common sense of purpose.

CAUTION CONCERNING FORWARD-LOOKING INFORMATION
This press release contains forward-looking statements, including, but not limited to, our expectation that our acquisition of Palette Life Sciences AB will enable our Interventional Urology business unit to bring urologists, radiation oncologists, and other specialists more innovative technologies that can positively impact patient care; forecasted 2023 GAAP and constant currency revenue growth and GAAP and adjusted diluted earnings per share; our estimates regarding the projected impact of foreign currency exchange rate fluctuations on our 2023 financial results; and our estimates regarding the projected impact of the Palette acquisition and the termination of the manufacturing transition services agreement associated with the divestiture of certain respiratory assets to Medline on our 2023 financial results. Actual results could differ materially from those in the forward-looking statements due to, among other things, delays or cancellations in shipments; demand for and market acceptance of new and existing products; our inability to provide products to our customers, which may be due to, among other things, events that impact key distributors, suppliers and third-party vendors that sterilize our products; our inability to integrate acquired businesses into our operations, realize planned synergies and operate such businesses profitably in accordance with our expectations; the inability of acquired businesses to generate revenues in accordance with our expectations; our inability to effectively execute our restructuring plans and programs; our inability to realize anticipated savings from restructuring plans and programs; the impact of healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of enacted tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; increases in raw material costs that cannot be recovered in product pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, sovereign debt issues and international conflicts and hostilities, such as the ongoing conflicts in the Ukraine and Israel; public health epidemics, including COVID-19; difficulties in entering new markets; general economic conditions; and other factors described or incorporated in our filings with the Securities and Exchange Commission, including our most recently filed Annual Report on Form 10-K. We expressly disclaim any obligation to update forward-looking statements, except as otherwise specifically stated by us or as required by law or regulation.

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	October 1, 2023	September 25, 2022	October 1, 2023	September 25, 2022
	(Dollars and shares in thousands, except per share)
Net revenues	$746,389	$686,788	$2,200,580	$2,033,045
Cost of goods sold	330,078	312,833	985,066	924,024
Gross profit	416,311	373,955	1,215,514	1,109,021
Selling, general and administrative expenses	213,194	209,616	669,216	630,373
Research and development expenses	37,576	37,770	118,493	111,064
Restructuring and impairment charges	231	628	3,960	2,950
Gains on sale of asset and business	—	(6,504)	—	(6,504)
Income from continuing operations before interest and taxes	165,310	132,445	423,845	371,138
Interest expense	23,192	13,375	59,291	35,212
Interest income	(7,487)	(126)	(9,486)	(577)
Income from continuing operations before taxes	149,605	119,196	374,040	336,503
Taxes on income from continuing operations	11,935	17,315	47,651	51,700
Income from continuing operations	137,670	101,881	326,389	284,803
Operating (loss) income from discontinued operations	(687)	19	(1,512)	(329)
Tax (benefit) expense on operating loss from discontinued operations	(157)	5	(346)	(76)
(Loss) income from discontinued operations	(530)	14	(1,166)	(253)
Net income	$137,140	$101,895	$325,223	$284,550
Earnings per share:
Basic:
Income from continuing operations	$2.93	$2.17	$6.95	$6.07
Loss from discontinued operations	(0.01)	—	(0.03)	—
Net income	$2.92	$2.17	$6.92	$6.07
Diluted:
Income from continuing operations	$2.91	$2.16	$6.90	$6.02
Loss from discontinued operations	(0.01)	—	(0.02)	(0.01)
Net income	$2.90	$2.16	$6.88	$6.01
Weighted average common shares outstanding
Basic	46,992	46,906	46,974	46,894
Diluted	47,299	47,263	47,304	47,337

TELEFLEX INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	October 1, 2023	December 31, 2022
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents	$881,499	$292,034
Accounts receivable, net	425,194	408,834
Inventories	625,075	578,507
Prepaid expenses and other current assets	138,657	125,084
Prepaid taxes	26,846	6,524
Total current assets	2,097,271	1,410,983
Property, plant and equipment, net	464,467	447,205
Operating lease assets	123,604	131,211
Goodwill	2,528,305	2,536,730
Intangible assets, net	2,180,539	2,306,165
Deferred tax assets	6,167	6,402
Other assets	93,281	89,367
Total assets	$7,493,634	$6,928,063
LIABILITIES AND EQUITY
Current liabilities
Current borrowings	$87,500	$87,500
Accounts payable	130,686	126,807
Accrued expenses	133,067	140,644
Payroll and benefit-related liabilities	127,101	133,092
Accrued interest	17,428	5,332
Income taxes payable	24,375	24,736
Other current liabilities	65,265	63,381
Total current liabilities	585,422	581,492
Long-term borrowings	1,950,123	1,624,023
Deferred tax liabilities	389,080	388,886
Pension and postretirement benefit liabilities	30,051	31,394
Noncurrent liability for uncertain tax positions	6,545	5,805
Noncurrent operating lease liabilities	111,810	120,437
Other liabilities	106,555	154,058
Total liabilities	3,179,586	2,906,095
Commitments and contingencies
Total shareholders' equity	4,314,048	4,021,968
Total liabilities and shareholders' equity	$7,493,634	$6,928,063

TELEFLEX INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	October 1, 2023	September 25, 2022
	(Dollars in thousands)
Cash flows from operating activities of continuing operations:
Net income	$325,223	$284,550
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	1,166	253
Depreciation expense	52,687	49,076
Intangible asset amortization expense	125,230	121,904
Deferred financing costs and debt discount amortization expense	2,547	3,150
Changes in contingent consideration	(24,482)	237
Assets impairment charges	—	1,497
Stock-based compensation	22,135	19,804
Gain on sale of business	—	(6,504)
Deferred income taxes, net	2,076	63
Payments for contingent consideration	(289)	(2,983)
Interest benefit on swaps designated as net investment hedges	(15,459)	(15,677)
Other	4,743	(3,953)
Changes in assets and liabilities, net of effects of acquisitions and disposals:
Accounts receivable	(18,313)	(36,402)
Inventories	(50,702)	(85,293)
Prepaid expenses and other assets	7,487	21,298
Accounts payable, accrued expenses and other liabilities	(16,674)	(26,726)
Income taxes receivable and payable, net	(45,014)	(79,879)
Net cash provided by operating activities from continuing operations	372,361	244,415
Cash flows from investing activities of continuing operations:
Expenditures for property, plant and equipment	(63,768)	(52,648)
Proceeds from sale of business and assets	—	12,434
Payments for businesses and intangibles acquired, net of cash acquired	(205)	(27,308)
Net interest proceeds on swaps designated as net investment hedges	10,275	10,314
Proceeds from sales of investments	7,300	7,300
Purchase of investments	(11,300)	(7,300)
Net cash used in investing activities from continuing operations	(57,698)	(57,208)
Cash flows from financing activities of continuing operations:
Proceeds from new borrowings	646,000	—
Reduction in borrowings	(321,625)	(144,250)
Net proceeds (payments) from share based compensation plans and related tax impacts	534	(4,398)
Payments for contingent consideration	(949)	(3,885)
Dividends paid	(47,919)	(47,840)
Net cash provided by (used in) financing activities from continuing operations	276,041	(200,373)
Cash flows from discontinued operations:
Net cash used in operating activities	(579)	(482)
Net cash used in discontinued operations	(579)	(482)
Effect of exchange rate changes on cash and cash equivalents	(660)	(34,177)
Net increase (decrease) in cash and cash equivalents	589,465	(47,825)
Cash and cash equivalents at the beginning of the period	292,034	445,084
Cash and cash equivalents at the end of the period	$881,499	$397,259

Contacts:
Teleflex Incorporated:
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

investors.teleflex.com
610-948-2836